EXHIBIT 10.6

                          AMENDED SEPARATION AGREEMENT



         THIS AMENDED SEPARATION AGREEMENT ("AGREEMENT") is made and entered into as of March 21, 2005, by and between Robert Chmiel ("EXECUTIVE"), National Coal Corp., a Florida Corporation ("PARENT"), and National Coal Corporation, a Tennessee corporation (the "COMPANY").

                                    RECITALS

         A. Executive's employment with Parent and the Company will be terminated effective March 31, 2005 (the "EFFECTIVE DATE").

         B. Executive, Parent and the Company want to settle fully and finally all differences or potential differences between them, including all differences or potential differences which arise out of or relate to Executive's employment or resignation of employment with Parent and the Company.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, Executive, Parent and the Company understand and agree as follows:

         1.       EXECUTIVE'S  RESIGNATION  OF ALL POSITIONS WITH PARENT AND THE
COMPANY.

                  Executive hereby resigns any and all of his positions as an officer, director or employee with Parent and the Company as of the Effective Date. These positions include Chief Financial Officer and director of Parent and the Company. Prior to the Effective Date, Executive shall continue to perform his obligations to Parent and the Company, including, without limitation, (i) assisting with the audit of Parent's financial statements for fiscal 2004, (ii) preparation and filing of the Form 10-KSB, (iii) assisting with Parent's efforts to list its shares for trading on the Nasdaq Stock Market, and (iv) otherwise performing those services which are customarily performed by a chief financial officer of a publicly traded company.

         2.       SEVERANCE  BY  THE  COMPANY,  CONTINUING  SALARY  AND  MEDICAL
BENEFITS.

                  (a) The Company agrees that provided that at least eight days have elapsed between the Company's receipt of an original executed copy of this Agreement and the Effective Date, and provided that Executive has continued to perform his obligations to the Company and Parent up to the Effective Date and has not revoked the release contained in SECTION 6(c) of this Agreement, it will: (i) continue paying Executive's current base salary, as it is set forth in Executive's employment agreement with the Company dated July 1, 2004 and as amended October 1, 2004 (the "EMPLOYMENT AGREEMENT"), less all applicable deductions/withholdings, for a period ending on the Effective Date; (ii) pay Executive on the Effective Date the cash value of all accrued but unused vacation as of the Effective Date less all applicable deductions/withholdings;
(iii) pay Executive severance pay in the aggregate amount of $145,000 which shall be payable either in one lump sum April 1, 2005, or at the sole discretion of the

Company, two payments in the amounts of $72,500.00 on April 1, 2005 and $72,500.00 on or before May 1, 2005; and (iv) pay for the continuation of medical benefits for Executive and his family at existing levels from and after the date of this Agreement and until the earlier of (x) March 31, 2006 and (y) the date any subsequent employer of Executive offers to pay for medical benefits that are comparable to those provided by and paid for by the Company on the Effective Date. Executive shall notify the Company within 3 business days of procuring such new employment of the name and address of Executive's new employer and the date employment will commence

                  (b) In addition, Parent agrees that provided that at least eight days have elapsed between the Company's receipt of an original executed copy of this Agreement and the Effective Date, and provided that Executive has not revoked the release contained in SECTION 6(c) of this Agreement, Executive's Stock Option Agreement, dated March 24, 2004, between Parent and Executive (the "OPTION AGREEMENT") is hereby amended: (i) to provide for the continued vesting of options to purchase 56,250 shares of the Common Stock of the Company, which shares shall vest in full and become exercisable on January 1, 2006 notwithstanding termination of Executive's employment before that date; and (ii) to allow Executive to exercise vested options under the Option Agreement (including those that vest on January 1, 2006) from and after the Effective Date until March 24, 2014.

                  (c) Executive acknowledges that upon execution of this Agreement, the terms described in this SECTION 2 shall constitute full and complete satisfaction of any and all amounts properly due and owing to Executive as a result of his employment with the Company and/or his resignation from that employment and that in the absence of this Agreement, Executive would not be entitled to some or all of such payments.

         3.       NON-ADMISSION OF DISCRIMINATION OR WRONGDOING.

                  (a) This Agreement is entered into as a compromise of disputed claims, and thus, the parties hereto expressly recognize that the making of this Agreement shall not in any way be construed as an admission that the Parent or Company or any individual has any liability to or acted wrongfully in any way with respect to Executive or any other person. The Parent and Company specifically deny that they have any liability to or that they have done any wrongful, harassing and/or discriminatory acts against Executive or any other person on the part of themselves, or their subsidiaries, affiliates, predecessors, successors, officers, employees or agents.

                  (b) Executive understands and agrees that he has not suffered any discrimination in terms, conditions or privileges of his employment based on age, race, gender, religious creed, color, national origin, ancestry, physical disability, mental disability, medication condition, marital status, sexual orientation and/or sexual or racial harassment. Executive understands and agrees that he has no claim for employment discrimination under any legal or factual theory.

         4.       EMPLOYMENT AGREEMENT

                  Executive    expressly    acknowledges    and   agrees    that
notwithstanding   anything  in  this  Agreement  to  the  contrary,   Section  4
(Noncompetition)  and Section 5  (Confidential  Information)  of the  Employment
Agreement shall survive the execution and delivery of this Agreement and termination of Executive's employment. All other provisions of the Employment Agreement shall terminate and be of no further force or effect from and after the Effective Date.

         5.       NO LAWSUITS OR CLAIMS.

                  Executive on the one hand, and Parent and Company on the other hand, each promises never to file a lawsuit, administrative complaint, or charge of any kind with any court, governmental or administrative agency or arbitrator against the other, including officers, directors, agents or employees of the Parent and Company, asserting any claims that are released in this Agreement. Executive on the one hand, and Parent and Company on the other hand, each represents and agrees that, prior to signing this Agreement, each has not filed or pursued any complaints, charges or lawsuits of any kind with any court, governmental or administrative agency or arbitrator against the other including officers, directors, agents or employees of the Company, asserting any claims that are released in this Agreement.

         6.       COMPLETE  RELEASE.   [John,  need  a  paragraph  from  Company
releasing Exec]

                  (a) In consideration of the covenants and promises contained herein and subject to the consideration set forth above in SECTION 2, Executive hereby knowingly and voluntarily releases, absolves and discharges the Parent and Company and, as applicable, their partners, attorneys, agents, officers, administrators, directors, employees, affiliates, representatives, and/or assigns and successors, past and present (collectively the "RELEASEES") from all rights, claims, demands, obligations, damages, losses, causes of action and suits of all kinds and descriptions, legal and equitable, known and unknown, that Executive may have or ever have had against the Releasees from the beginning of time to the date of execution of this Agreement, including, but not limited to, any such rights, claims, demands, obligations, damages, losses, causes of action and suits arising out of, during or relating to Executive's employment and/or his resignation therefrom. The matters that are the subject of the releases referred to in this paragraph shall be referred to collectively as the "RELEASED MATTERS." This includes, but is not limited to, claims for employment discrimination, wrongful termination, constructive termination, and violation of public policy, breach of any express or implied contract, breach of any implied covenant, fraud, intentional or negligent misrepresentation, emotional distress, or any other claims relating to Executive's relationship with the Parent and Company.

                  (b) Executive acknowledges and agrees that this Agreement represents a compromise of known and unknown, asserted and unasserted, and actual and potential claims, and that neither this Agreement nor any compliance herewith or consideration given pursuant hereto, shall be construed as an admission by the Parent or Company of any liability whatsoever, including, but not limited to, any liability for any violation by the Parent or Company of any right of Executive or of any person arising under any law, statute, duty, contract, covenant, or order, or any liability for any act of age discrimination or other impermissible form of harassment or discrimination by the Parent or Company against Executive or any other person, as prohibited by any state or federal statute or common law, including, but not limited to: (i) Title VII of the Civil Rights Act of 1964, 42 U.S.C. ss. 2000e; (ii) the Americans With Disabilities Act, 42 U.S.C. ss.ss. 12101 ET SEQ.; (iii) the Age Discrimination in Employment Act, 29 U.S.C. ss.ss. 623 ET SEQ.; (iv) the Family and Medical Leave Act; 29 U.S.C. ss.ss. 2611 ET SEQ.; (v) the California Fair Employment and Housing Act; Cal. Gov't Code ss.ss. 12940 ET SEQ.; (vi) the California Workers' Compensation Act; Cal. Lab. Code ss.ss. 3600 ET SEQ.; (vii) the Fair Labor Standards Act; 29 U.S.C. ss.ss. 201 ET SEQ.; (viii) the Consolidated Omnibus Budget Reconciliation Act of 1985; 42 U.S.C. ss.ss. 201 ET SEQ.; (ix) Executive Order 11141 (age discrimination);
(x) Section 503 of the  Rehabilitation  Act of 1973; 29 U.S.C. ss. 701 ET. SEQ.;
(xi) the Employee Retirement Income Security Act of 1974, 29 U.S.C. ss.ss. 1001 ET SEQ.; and (xii) the laws established by the California Division of Labor Standards Enforcement, e.g., Cal. Lab. Code ss.ss. 200-272, and that all such liability is expressly disputed and denied.

                  (c)      Executive further understands and acknowledges that:

                           (1)      this   Agreement   constitutes  a  voluntary
waiver of any and all rights and claims he has against the Releasees as of the date of the execution of this Agreement, including rights or claims arising under the Federal Age Discrimination in Employment Act of 1967 ("ADEA"), 29 U.S.C. ss.ss. 621 ET SEQ., as amended by the Older Workers' Benefit Protection Act of 1990, except for any allegation that a breach of this Act occurred following the Effective Date;

                           (2)      he has waived  rights or claims  pursuant to
this Agreement in exchange for consideration, the value of which exceeds the payment or remuneration to which he was already entitled;

                           (3)      he is  hereby  advised  that he may  consult
with an attorney of his choosing concerning this Agreement prior to executing it;

                           (4)      he has been  afforded  a period  of at least
twenty-one (21) days to consider the terms of this Agreement, and in the event he should decide to execute this Agreement in fewer than twenty-one days, he has done so with the express understanding that he has been given and declined the opportunity to consider this Agreement for a full twenty-one days; and

                           (5)      he  may  revoke  this  SECTION  6(c)  of the
Agreement at any time during the seven (7) days following the date of execution of this Agreement, and this SECTION 6(c) of the Agreement shall not become effective or enforceable until such revocation period has expired. Executive further understands and acknowledges that he may revoke only SECTION 6(c) of this Agreement as it relates to any claim pursuant to the Federal Age Discrimination in Employment Act, and that such revocation, if any, will not affect the effectiveness or enforceability of any other of the Released Matters as they are described in SECTION 6(c).

                  (d) In consideration of the covenants and promises contained herein and subject to the consideration set forth above in SECTION 2, Parent and Company hereby knowingly and voluntarily release, absolve and discharge Executive and, as applicable, his attorneys, agents, representatives, and/or assigns and successors, past and present (collectively the "EXECUTIVE RELEASEES") from all rights, claims, demands, obligations, damages, losses, causes of action and suits of all kinds and descriptions, legal and equitable, known and unknown, that the Parent or Company may have or ever have had against the Executive Releasees from the beginning of time to the date of execution of this Agreement, including, but not limited to, any such rights, claims, demands, obligations, damages, losses, causes of action and suits arising out of, during or relating to Executive's employment and/or his resignation therefrom. The matters that are the subject of the releases referred to in this paragraph shall be referred to collectively as the "EXECUTIVE RELEASED MATTERS." This includes, but is not limited to, claims for employment discrimination, wrongful termination, constructive termination, violation of public policy, breach of any express or implied contract, breach of any implied covenant, fraud, intentional or negligent misrepresentation, emotional distress, or any other claims relating to Executive's relationship with the Parent and Company.

         7.       UNKNOWN CLAIMS.

                  Executive on the one hand, and Parent and Company on the other hand, each acknowledges that there is a risk that subsequent to the execution of this Agreement, each may incur or suffer damage, loss or injury to persons or property that is in some way caused by or connected with Executive's employment or his resignation therefrom, but that is unknown or unanticipated at the time of the execution of this Agreement. Executive on the one hand, and Parent and Company on the other hand, each does hereby specifically assume such risk and agrees that this Agreement and the releases contained herein shall and do apply to all unknown or unanticipated results of any and all matters caused by or connected with Executive's employment or his resignation therefrom, as well as those currently known or anticipated.

         8.       OWNERSHIP OF CLAIMS.

                  Executive represents and warrants that no portion of any of the Released Matters and no portion of any recovery or settlement to which Executive might be entitled has been assigned or transferred to any other person, firm, entity or corporation not a party to this Agreement, in any manner, including by way of subrogation or operation of law or otherwise. If any claim, action, demand or suit should be made or instituted against the Releasees or any of them because of any such purported assignment, subrogation or transfer, Executive agrees to indemnify and hold harmless the Releasee(s) against such claim, action, suit or demand, including necessary expenses of investigation, attorneys' fees and costs.

         9.       ASSUMPTION OF RISK; INVESTIGATION OF FACTS.

                  (a) Executive hereby expressly assumes the risk of any mistake of fact or that the true facts might be other than or different from the facts now known or believed to exist, and it is Executive's, as well as the Parent's and Company's express intention to forever settle, adjust and compromise any and all disputes between and among the parties hereto including the

Releasees, finally and forever, and without regard to who may or may not have been correct in their respective understandings of the facts or the law relating thereto.

                  (b) In making and executing this Agreement, Executive represents and warrants that he has made such investigation of the facts and the law pertaining to the matters described in this Agreement as he deems necessary, and Executive has not relied upon any statement or representation, oral or written, made by any other party to this Agreement with regard to any of the facts involved in any dispute or possible dispute between the parties hereto, or with regard to any of his rights or asserted rights, or with regard to the advisability of making and executing this Agreement.

         10.      NO REPRESENTATIONS.

                  Executive represents and agrees that no promises, statements or inducements have been made to him, which caused him to sign this Agreement other than those expressly stated in this Agreement.

         11.      NON-DISPARAGEMENT.

                  Executive on the one hand, and Parent and Company on the other hand, each agrees that the other will refrain from taking actions or making statements, written or oral, which disparage or defame the goodwill or reputation of any party to this Agreement including the Parent and Company, and/or their directors, officers, executives and employees or which could adversely affect the morale of other employees of the Parent or Company and that Executive shall not demean or disparage the Parent or Company in any communications or other dealings with any existing or potential employees, customers, vendors and/or stockholders.

         12.      SUCCESSORS.

                  This  Agreement  shall be binding upon  Executive and upon his heirs, administrators, representatives, executors, successors and assigns, and shall inure to the benefit of the Parent and Company, and to their administrators, representatives, executors, successors and assigns. Additionally, this Agreement shall be binding upon the Company and the Parent and upon their administrators, representatives, successors and assigns, and shall inure to the benefit of Executive and to his heirs, administrators, representatives, executors, successors and assigns.

         13.      ARBITRATION.

                  (a) Any claim or controversy arising out of or relating to this Agreement or any breach thereof between Executive and the Parent and Company shall be submitted to arbitration in Knoxville, Tennessee, before an experienced employment arbitrator licensed to practice law in Tennessee and selected in accordance with the Model Employment Arbitration Procedures of the American Arbitration Association, as the exclusive remedy for such claim or controversy. Either party desiring to arbitrate shall give written notice to the other party within a reasonable period of time after the party becomes aware of the need for arbitration. The decision of the arbitrator shall be final and binding. Judgment on any award rendered by such arbitrator may be entered in any court having jurisdiction over the subject matter of the controversy. The prevailing party shall receive an award of costs and expenses related to the arbitration, including reasonable outside attorneys' fees. The fees and costs of the arbitrator and the cost of any record or transcript of the arbitration shall be borne by the losing party.

                  (b) Should Executive on the one hand or the Parent and the Company on the other hand, institute any legal action or administrative proceeding with respect to any claim waived by this Agreement or pursue any dispute or matter covered by this paragraph by any method other than said arbitration, the responding party shall be entitled to recover from the other party all damages, costs, expenses and reasonable outside attorneys' fees incurred as a result of such action.

         14. TENDER OF SEVERANCE PAYMENTS AS A CONDITION TO CHALLENGE THIS AGREEMENT.

                  Should Executive attempt to challenge the enforceability of this Agreement, as a further limitation on any right to make such a challenge, Executive shall initially submit to the Company the total proceeds provided to him in connection with this Agreement plus interest at the standard statutory rate, and invite the Company to retain such monies and agree with Executive to cancel this Agreement. In the event the Parent and Company accept this offer, the Company shall retain such monies and this Agreement shall be canceled. In the event the Parent and Company do not accept such offer, the Parent and Company shall so notify Executive and shall place such monies into an interest-bearing escrow account pending resolution of the dispute between Executive, and the Parent and Company as to whether this Agreement shall be set aside and/or otherwise rendered unenforceable.

         15.      CONSULTATION   WITH  COUNSEL;   REASONABLE  TIME  TO  CONSIDER
AGREEMENT; VOLUNTARY PARTICIPATION IN THIS AGREEMENT.

                  Executive represents and agrees that he has been advised of the opportunity to review this Agreement with an attorney, that he has had the opportunity to thoroughly discuss all aspects of his rights and this Agreement with an attorney to the extent Executive elected to do so, that he has carefully read and fully understands all of the provisions of this Agreement, that he has been given a reasonable period of time to consider signing this Agreement, and that he is voluntarily entering into this Agreement.

         16.      SEVERABILITY AND GOVERNING LAW.

                  (a) Should any of the provisions in this Agreement be declared or be determined to be illegal or invalid, all remaining parts, terms or provisions shall be valid, and the illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.

                  (b) This Agreement is made and entered into in the State of Tennessee and shall in all respects be interpreted, enforced and governed under the laws of Tennessee, without regard to the conflicts of laws principles thereof.

         17.      ENTIRE AGREEMENT.

                  This Agreement constitutes the entire agreement between and among the parties pertaining to the subject matter hereof and the final, complete and exclusive expression of the terms and conditions of their agreement. Any and all prior agreements, representations, negotiations and understandings made by the parties, oral and written, express or implied, are hereby superseded and merged herein.

         18.      EXECUTION IN COUNTERPARTS.

                  This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one agreement.

         19.      ATTORNEYS' FEES.

                  In any action or other proceeding to enforce rights hereunder, the prevailing party shall receive an award of costs and expenses related to such proceeding, including reasonable outside attorneys' fees.

         20.      COOPERATIVENESS.

                  All parties have cooperated in the drafting and preparation of this Agreement, and it shall not be construed more favorably for or against any party.

         21.      AMENDMENT.

                  This Separation Agreement has been re-executed as an Amended Separation Agreement to correct the number of option shares of stock of the Parent granted to the Executive pursuant to the intended agreement of the Parties.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Separation Agreement as of the date first above written.


                                        EXECUTIVE:


                                        /s/ Robert Chmiel
                                        ------------------------------
                                        Robert Chmiel



                                        NATIONAL COAL CORP.,
                                        a Florida corporation



                                        By:     /s/ Jon E. Nix
                                            ------------------------------------
                                        Name:   Jon E. Nix
                                             -----------------------------------
                                        Title:  Chief Executive Officer
                                              ----------------------------------


                                        NATIONAL COAL CORPORATION,
                                        a Tennessee corporation



                                        By:     /s/ Jon E. Nix
                                            ------------------------------------
                                        Name:   Jon E. Nix
                                             -----------------------------------
                                        Title:  Chief Executive Officer
                                              ----------------------------------